Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of August 28, 2009 (the “Supplemental Indenture”), among Massey Energy Company, a Delaware corporation, as issuer (the “Issuer”), the Guarantors (as defined in the Indenture (defined below)), Foglesong Energy Company, a Kentucky corporation (the “New Subsidiary”), and Wilmington Trust Company, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and the Trustee executed that certain Senior Indenture (the “Base Indenture”), dated as of August 12, 2008, as supplemented by that First Supplemental Indenture, dated the same date, and that Second Supplemental Indenture, dated as of July 20, 2009, each by and among the Issuer, the Guarantors (defined therein) and the Trustee (together with the Base Indenture and as amended and supplemented, the “Indenture”), providing for the issuance of the 3.25% Convertible Senior Notes due 2015 in the principal amount of up to Six Hundred Ninety Million and 00/100 Dollars ($690,000,000).

WHEREAS, the New Subsidiary was incorporated in the State of West Virginia on July 29, 2009.

WHEREAS, Elk Run Coal Company, Inc., an indirect wholly-owned subsidiary of the Issuer, on August 28, 2009 capitalized, and became the sole parent of, the New Subsidiary.

WHEREAS, the New Subsidiary desires to incur Indebtedness and to guarantee the Indebtedness of the Issuer and/or its wholly-owned subsidiaries, to the extent permitted by the Indenture.

WHEREAS, pursuant to Section 1504 of the Base Indenture, the New Subsidiary desires to become a Guarantor under the Indenture.

WHEREAS, Section 1504 of the Base Indenture provides that supplemental indentures may be executed and delivered by the Issuer, the Guarantors and the Trustee for the purpose of amending or supplementing the Indenture so that a Subsidiary may become a party to the Indenture and issue a Note Guarantee, as attached hereto as Exhibit A.

WHEREAS, all other acts and proceedings necessary have been done to make this Supplemental Indenture, when executed and delivered by the Issuer, the Guarantors and the Trustee, the legal, valid and binding agreement of the Issuer and the Guarantors in accordance with its terms.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.  Confirmation of the Indenture; Definitions.  Except as supplemented hereby, the Indenture is hereby confirmed and reaffirmed in all particulars.  Anything in the Indenture or herein to the contrary notwithstanding, all recitals, definitions and provisions contained in this Supplemental Indenture shall take precedence over the recitals, definitions and provisions of the

Indenture to the extent of any conflict between the two.  Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meaning given them in the Indenture.

Section 2.  (a)  The New Subsidiary hereby executes this Agreement as a supplemental indenture to the Indenture for the purpose of issuing a Note Guarantee, as set forth in Exhibit A, and agrees to be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary and Guarantor under the Indenture.  Upon its execution hereof, the New Subsidiary hereby acknowledges that it shall be a Guarantor for all purposes as defined as set forth in the Indenture, effective as of the date hereof.

(b)           None of the shareholders, trustees or officers of the New Subsidiary shall be personally liable for the New Subsidiary’s obligations as a Guarantor arising under the Indenture.

Section 3.  Conditions to Effectivess of Supplemental Indenture and to Operation of Amendments Made Hereby.  This Supplemental Indenture shall become effective immediately upon its execution by the Trustee, the Issuer and the Guarantors.

Section 4.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.  Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

Section 6.  Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.  Trustee.  The Trustee makes no representation as the validity or sufficiency of this Supplemental Indenture.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MASSEY ENERGY COMPANY
By: /s/ Richard R. Grinnan
Name: Richard R. Grinnan
Title: Vice President and Secretary

FOGLESONG ENERGY COMPANY

By: /s/ Richard R. Grinnan
Name: Richard R. Grinnan
Title: Secretary

GUARANTORS:

A.T. MASSEY COAL COMPANY, INC.
ALEX ENERGY, INC.
ARACOMA COAL COMPANY, INC.
BANDMILL COAL CORPORATION
BANDYTOWN COAL COMPANY
BARNABUS LAND COMPANY
BELFRY COAL CORPORATION
BEN CREEK COAL COMPANY
BIG BEAR MINING COMPANY
BIG SANDY VENTURE CAPITAL CORP.
BLACK KING MINE DEVELOPMENT CO.
BLUE RIDGE VENTURE CAPITAL CORP.
BOONE EAST DEVELOPMENT CO.
BOONE ENERGY COMPANY
BOONE WEST DEVELOPMENT CO.
CENTRAL PENN ENERGY COMPANY, INC.
CENTRAL WEST VIRGINIA ENERGY COMPANY
CERES LAND COMPANY
CLEAR FORK COAL COMPANY
CRYSTAL FUELS COMPANY
DEHUE COAL COMPANY
DELBARTON MINING COMPANY
DEMETER LAND COMPANY
DOUGLAS POCAHONTAS COAL CORPORATION
DRIH CORPORATION
DUCHESS COAL COMPANY
DUNCAN FORK COAL COMPANY
EAGLE ENERGY, INC.
ELK RUN COAL COMPANY, INC.
FEATS VENTURE CAPITAL CORP.
GOALS COAL COMPANY
GREEN VALLEY COAL COMPANY
GREYEAGLE COAL COMPANY
HADEN FARMS, INC.
HANNA LAND COMPANY, LLC
(by ALEX ENERGY, INC., its Manager)
HAZY RIDGE COAL COMPANY
HIGHLAND MINING COMPANY
HOPKINS CREEK COAL COMPANY
INDEPENDENCE COAL COMPANY, INC.
JACKS BRANCH COAL COMPANY
JOBONER COAL COMPANY
KANAWHA ENERGY COMPANY
KNOX CREEK COAL CORPORATION
LAUREN LAND COMPANY
LAXARE, INC.

LOGAN COUNTY MINE SERVICES, INC.
LONG FORK COAL COMPANY
LYNN BRANCH COAL COMPANY, INC.
MAJESTIC MINING, INC.
MARFORK COAL COMPANY, INC.
MARTIN COUNTY COAL CORPORATION
MASSEY COAL SALES COMPANY, INC.
MASSEY GAS & OIL COMPANY
MASSEY TECHNOLOGY INVESTMENTS, INC.
NEW MARKET LAND COMPANY
NEW RIDGE MINING COMPANY
NEW RIVER ENERGY CORPORATION
NICCO CORPORATION
NICHOLAS ENERGY COMPANY
OMAR MINING COMPANY
PEERLESS EAGLE COAL CO.
PERFORMANCE COAL COMPANY
PETER CAVE MINING COMPANY
PILGRIM MINING COMPANY, INC.
POWER MOUNTAIN COAL COMPANY
RAVEN RESOURCES, INC.
RAWL SALES & PROCESSING CO.
ROAD FORK DEVELOPMENT
COMPANY, INC.
ROBINSON-PHILLIPS COAL COMPANY
RUM CREEK COAL SALES, INC.
RUSSELL FORK COAL COMPANY
SC COAL CORPORATION
SCARLET DEVELOPMENT COMPANY
SHANNON-POCAHONTAS COAL CORPORATION
SHANNON-POCAHONTAS MINING COMPANY
(by: SHANNON-POCAHONTAS COAL
CORPORATION, its partner
by: OMAR MINING COMPANY, its partner)
SHENANDOAH CAPITAL MANAGEMENT CORP.
SIDNEY COAL COMPANY, INC.
SPARTAN MINING COMPANY
ST. ALBAN’S CAPITAL
MANAGEMENT CORP.
STIRRAT COAL COMPANY
STONE MINING COMPANY
SUPPORT MINING COMPANY
SYCAMORE FUELS, INC.
T.C.H. COAL CO.
TALON LOADOUT COMPANY
TENNESSEE CONSOLIDATED COAL COMPANY
TENNESSEE ENERGY CORP.
THUNDER MINING COMPANY

TOWN CREEK COAL COMPANY
TRACE CREEK COAL COMPANY
TUCSON LIMITED LIABILITY COMPANY,
(by: ALEX ENERGY, INC., its Manager)
VANTAGE MINING COMPANY
WHITE BUCK COAL COMPANY
WEST KENTUCKY ENERGY COMPANY
WILLIAMS MOUNTAIN COAL COMPANY
WYOMAC COAL COMPANY, INC.

By: /s/ Richard R. Grinnan____
     Name:  Richard R. Grinnan
     Title:  Secretary

MASSEY COAL SERVICES, INC.

By: /s/ Richard R. Grinnan____
     Name:  Richard R. Grinnan
     Title:  Assistant Secretary

WILMINGTON TRUST COMPANY,
as Trustee

By:  /s/ Michael G. Oller, Jr._______
       Name: Michael G. Oller, Jr.
       Title: Assistant Vice President

EXHIBIT A

NOTE GUARANTEE

The undersigned (the “Guarantor”) hereby jointly and severally unconditionally guarantees, on a senior unsecured basis, to the extent set forth in the Indenture (the “Base Indenture”), dated as of August 12, 2008, as supplemented by that First Supplemental Indenture, dated the same date, and Second Supplemental Indenture, dated as of July 20, 2009, each by and among Massey Energy Company, as issuer, the Guarantors (as defined therein) and Wilmington Trust Company, as Trustee (together with the Base Indenture and as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, interest and additional interest, if any, with respect to the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest or additional interest, if any, and the due and punctual performance of all other obligations of the Company or any Guarantor to the Holders or the Trustee under this Indenture and the Securities (including amounts due the Trustee under Section 607 of the Indenture), all in accordance with the terms set forth in Article Fifteen of the Base Indenture, and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Fifteen of the Base Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Note Guarantee.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has caused this Note Guarantee to be signed by a duly authorized officer.

FOGLESONG ENERGY COMPANY

By:  __________________________________
       Name:  Richard R. Grinnan
       Title:  Secretary

Dated:  August 28, 2009